Calculation of Filing Fee Tables

FORM F-10

(Form Type)

BRP INC.

(Exact name of registrant as specified in its charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Subordinate Voting Shares, Debt Securities Subscription Receipts, Warrants and Units(1)	Rule 457(b) and (r)	(1)	(2)	(3)	N/A	(3)
Fees Previously Paid				N/A	N/A	N/A	N/A	N/A
	Total Offering Amount							(3)
	Total Fees Previously Paid							See Table 2
	Total Fee Offset							See Table 2
	Net Fee Due							N/A
(1)

There are being registered under this registration statement such indeterminate number of (i) subordinate voting shares, (ii) preferred shares, (iii) debentures, notes, bonds or other evidences of indebtedness of any kind, nature or description, (iv) subscription receipts, (v) warrants to purchase subordinate voting shares, and/or (vi) units comprised of one or more of the securities listed above in any combination.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issued upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	BRP Inc.	F-10	333-249027	9/24/2020	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$1,764,221,692	$228,995
Fees Offset Sources	BRP Inc.	F-10	333-249027	9/24/2020	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$1,764,221,692	$228,995

(1) All US$228,995 of the previously paid fees in connection with the registration of US$1,764,221,692 of unsold securities that were previously registered under the Registration Statement on Form F-10 (File No. 333-249027) on September 24, 2020 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.